Exhibit 10.2

Resolution of Board of Directors, June 5, 2015, establishing compensation for non-management directors

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NOW, THEREFORE, LET IT BE RESOLVED, That the non-management Board member compensation structure set forth in Exhibit A is hereby approved, effective November 1, 2015.
EXHIBIT A

Piedmont Director Compensation Structure
Pay Component	Amount
Annual Board Retainer	$60,000*
Board Meeting Fee	Eliminated
Committee Meeting Fee	Eliminated
Annual Independent Lead Director Retainer	$17,500*
Annual Committee Chair Retainers	Audit: $15,000* Benefits: $5,000* Compensation: $9,375* Directors & Corporate Governance: $9,375* Finance & Enterprise Risk: $9,375*
Annual Equity Grant	$110,000

*Inclusive of the 25% stock match assuming the Director takes all of his or her retainers and attendance fees in the Company’s Dividend Reinvestment and Stock Purchase Plan.

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